UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36344	59-3564984
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the Ignyta, Inc. Employment Inducement Incentive Award Plan.

On March 28, 2013, the Board of Directors (the “Board”) of Ignyta, Inc. (the “Company”) adopted the Ignyta, Inc. Employment Inducement Incentive Award Plan (the “Inducement Plan”). The Inducement Plan provides for the grant of equity-based awards in the form of non-qualified stock options, restricted stock awards, restricted stock unit awards, dividend equivalent awards, stock payment awards and stock appreciation rights. The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.

The Board has reserved 1,000,000 shares of the Company’s common stock for issuance pursuant to awards granted under the Inducement Plan, and the Inducement Plan will be administered by the Compensation Committee of the Board. In accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, awards under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the board of directors of the Company or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the Inducement Plan and the form of stock option agreement to be used thereunder is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2014, the Board determined that it was in the best interests of the Company and its stockholders to amend the Bylaws of Ignyta, Inc. (the “Bylaws”), and by resolution authorized, approved and adopted an amendment to the Bylaws (the “Bylaw Amendment”). The Bylaw Amendment became effective immediately upon its adoption.

The Bylaw Amendment provides that the annual meeting of the shareholders of the Company, for the purpose of election of directors and for such other business as may come before it, shall be held at the registered office of the Company, or at such other place, either within or without the State of Nevada, as may be selected by the Board, and on such day and at such time as may be selected by the Board. The Bylaws previously provided that Company’s annual meeting was to be held during the first week of November.

The above description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Bylaws of Ignyta, Inc.

10.1	Ignyta, Inc. Employment Inducement Incentive Award Plan and form of stock option agreement thereunder

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2014	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Bylaws of Ignyta, Inc.

10.1	Ignyta, Inc. Employment Inducement Incentive Award Plan and form of stock option agreement thereunder